UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2005

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 303-792-3600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 28, 2005, Regal Entertainment Group (“Regal”) announced its pending acquisition of a total of 22 theatres and 238 screens in the Southeastern U.S. from Eastern Federal Corporation (“EFC”) for cash of approximately $127.6 million, pursuant to an asset purchase agreement entered into between Regal and EFC on April 27, 2005.  Consummation of the acquisition is subject to customary closing conditions and is expected to be completed by the end of Regal’s third fiscal quarter of 2005.

Item 2.02   Results of Operations and Financial Condition.

On April 28, 2005, Regal announced its financial results for its first fiscal quarter ended March 31, 2005. A copy of the earnings release is furnished to the United States Securities and Exchange Commission (the “Commission”) with this current report on Form 8-K as Exhibit 99.1. The earnings release contains certain non-GAAP financial measures for the periods set forth therein, including adjusted earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation (net of related tax effect). The most directly comparable GAAP financial measure to this non-GAAP financial measure is diluted earnings per share, which is set forth in the earnings release and below for the relevant periods set forth in the earnings release:

	Quarter Ended
	March 31, 2005	April 1, 2004
Diluted earnings per share	$0.09	$0.16

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the earnings release.

Regal is also furnishing to the Commission as Exhibit 99.2 to this current report on Form 8-K certain other financial information for its last four completed fiscal quarters, including reconciliations to the most directly comparable GAAP financial measures of the non-GAAP financial measures included therein.

Item 8.01   Other Events.

On April 28, 2005, Regal’s board of directors declared a cash dividend in the amount of $0.30 per share of Class A and Class B common stock, payable on June 16, 2005 to the Class A and Class B common stockholders of record on June 8, 2005.

Item 9.01   Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

N/A

(b)           Pro forma financial information.

N/A

(c)           Exhibits.

Exhibit No.	Exhibit Description
99.1	Earnings release dated April 28, 2005 furnished pursuant to Item 2.02
99.2	Reconciliations of Non-GAAP Financial Measures furnished pursuant to Item 2.02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: April 28, 2005	By:	/s/ Amy E. Miles
Name: Amy E. Miles
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Earnings release dated April 28, 2005 furnished pursuant to Item 2.02
99.2	Reconciliations of Non-GAAP Financial Measures furnished pursuant to Item 2.02